CANISCO RESOURCES, INC.
300 Delaware Avenue
Wilmington, Delaware  19801


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 13, 1996


To the Shareholders of Canisco Resources, Inc.

The Annual Meeting of the Shareholders of Canisco
Resources, Inc. (the "Company") will be held at the Holiday Inn, 700 King Street, Wilmington, Delaware on
Tuesday, August 13, 1996, at 10:00 AM, prevailing time, for the following purposes:

(1)	To elect eight Directors for the ensuing year
as proposed in the attached Proxy Statement;

(2)	To consider and act upon a proposal to
ratify the appointment of KPMG Peat Marwick LLP, as the independent auditors of the Company for the fiscal year commencing April 1, 1996;

(3)	To transact such other business as may properly
come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 12, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.
Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. Management of the Company extends a cordial invitation to all shareholders to be present at the meeting.

The Transition Report on Form 10-K for 1996 is enclosed herewith.

By Order of the Board of Directors


Ralph A. Trallo
President and Chief Executive Officer

Wilmington, Delaware
July 12, 1996

TO ASSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY
PROMPTLY IN THE POSTAGE PAID, PRE-ADDRESSED ENVELOPE
ENCLOSED FOR THAT PURPOSE.  IF YOU ATTEND THE MEETING
IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


CANISCO RESOURCES, INC.
300 Delaware Avenue
Wilmington, Delaware  19801

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on August 13, 1996

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Canisco
Resources, Inc., (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, August 13, 1996, at the Holiday Inn, 700 King Street,
Wilmington, Delaware, at 10 AM, prevailing time, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about July 18, 1996.

A form of proxy is enclosed for use at the Annual
Meeting. When the enclosed form of proxy is signed, dated and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no contrary instructions are given, the shares will be voted FOR the election of the eight nominees for Directors named below; FOR ratification of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year commencing April 1, 1996; and, at the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting. Any shareholder executing a form of proxy may revoke that proxy by written notice delivered to the Company's Secretary at any time before it is voted.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may, if necessary, be solicited by Directors, Officers, or regular employees of the Company personally or by telephone or telegram.
It is contemplated that brokerage houses, nominees, and other custodians and fiduciaries will be requested to send proxy material to their principals, and the Company will reimburse them for their charges and expenses in so doing.

The Company's transition report on form 10-K for the fiscal year ended March 31, 1996, accompanies this Proxy Statement, the meeting notice and the proxy.


VOTING SHARES

The Board of Directors has fixed the close of business on July 12, 1996, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. Shareholders of record as of that date will receive the notice of Annual Meeting of Shareholders, the Proxy Statement, the proxy and the Transition Report on Form 10-Kof the Company. As of July 12, 1996, there were 2,169,190 shares of common stock, par value $.0025 per share, outstanding and entitled to notice of and to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of common stock is entitled to one vote on each matter properly submitted to the shareholders for action at the Annual Meeting.
There are no cumulative voting rights.


VOTE REQUIRED

The nominees for the Board of Directors receiving a plurality of the votes cast will be elected as Directors. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for shareholder approval for the proposal to ratify KPMG Peat Marwick LLP as independent auditors for the Company. Abstentions and broker non-votes do not have the effect of negative votes, but may prevent attainment of a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 12, 1996 (unless otherwise noted), with respect to persons with beneficial ownership of more than five percent (5%) of the Company's outstanding common stock:

Name and Address    Shares Beneficially Owned(1)	  Percentage of Class
Joe C. Quick	                  	259,640(2)	             			11.97%
83 Almond Avenue
Hershey, PA  17022

ROI Capital Management, Inc.   	174,600(3)	                	8.05%
One Bush Street, Suite 1150
San Francisco, CA  94104

Phronesis Partners, L.P.     			111,800(4)	              			5.15%
2206 Beachwood Road
Amelia Island, FL  32034

(1)	The shares reported may be deemed to be beneficially
owned under rules and regulations of the U.S. Securities
and Exchange Commission, but the inclusion of these shares
in this table does not constitute an admission of beneficial ownership.
(2)	The shares shown include 114,490 shares over which Mr.
Quick exerts sole voting and investment power and 42,124 shares subject to stock options in favor of Mr. Quick.
Mr. Quick shares voting and investment power over the remaining shares which are held by his spouse or certain relatives (excluding adult children).
(3)	ROI Capital Management, Inc. and affiliates ROI
Partners, L.P., ROI & Lane, L.P., Mark T. Boyer and
Mitchell Soboleski, report shared voting and investment
power over 174,600 shares.  The information shown has
been derived from ROI Capital Management, Inc.'s form
13d filed with the SEC on or about January 25, 1996.
(4)	The Company was advised that a 13d filing is forth-
coming from this entity. At the time of the printing of this proxy statement, no further information was available.

The following table gives certain information as of June 30, 1996, with respect to the beneficial ownership, direct or indirect, of the Company's common stock by each present Director and Nominee for Director and executive officer and by all Directors and executive officers as a group, as reported by each person.



Name	        Sole Voting and     Shared Voting and              Aggregate    Percentage
             Investment Power	   Investment Power(1)	 Other(2)	  Total(3)	   of Class
Joe C. Quick	   114,490	             103,026	          42,124	   259,640      11.97%
Dale L.
 Ferguson	       19,000	              30,000	          31,470	    80,470       3.71%
Heath L.
 Allen           20,000                   -0-          47,298     67,298       3.10%
Wm. Lawrence
 Petcovic           886                   -0-          48,012     48,888       2.25%
Ralph A.
 Trallo          	9,946	                  -0-	         27,282	    37,228       1.72%
Robert A.
 Hess               	-0-	             21,800	           5,932	    27,732       1.28%
Donald E.
 Lyons              	-0-                 	-0-	         14,747     14,747       0.68%
Thomas P.
 McShane	         8,300	                  -0-	          4,331	    12,631       0.58%
Michael J.
 Olson(4)	        2,099	                  -0-	         10,000	    12,099       0.56%
All Directors
and Officers
as a Group
( 9 Persons)	   174,721              154,826          231,196    560,743      25.85%

(1)	Included are shares held by the Director (or Officer)
and his spouse or certain relatives (excluding adult children).
(2)	Shares subject to options in favor of the respective individual.
(3)	The shares reported may be deemed to be beneficially
owned under rules and regulations of the U.S. Securities
and Exchange Commission, but the inclusion of these shares
in this table does not constitute an admission of beneficial ownership.
(4)	Executive officers who are neither directors or nominees.

ELECTION OF DIRECTORS

Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote the shares represented by the proxies for the election of the eight nominees listed below to the Board of Directors. All nominees are presently Directors of the Company and were elected by the shareholders at the last Annual Meeting. Directors elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event that any one or more of the nominees should become unavailable for election at the time of the Annual Meeting, for any reason, an event that the Board of Directors does not anticipate, the persons named in the accompanying form of proxy will vote for the remaining nominees and for such substitute nominee or nominees, if any, as may be designated by the Board of Directors.

The nominees this year are:

Heath L. Allen (1)(2), Age 69.  Partner of Keefer, Wood,
Allen & Rahal (Attorneys), Harrisburg, PA.  Director of
Arnold Industries, Inc.  Director of the Company since 1986.

Dale L. Ferguson (1), Age 62.  Employed by the Company
since 1974 through fiscal year 1996.  Currently a consultant
to the Company.   Director of the Company since 1974.

Robert A. Hess (2), Age 67.  Consultant to the Company.
Director of the Company since 1974.

Donald E. Lyons (3)(4), Age 66. Former President and CEO of the Power Systems Group of Combustion Engineering
(retired 1987).  Director of Gilbert Associates, Inc.
Director of the Company since 1993.

Thomas P. McShane (1)(2)(3), Age 43.  1987 to present,
President of McShane Group, Inc., (a financial and management consulting firm) Timonium, MD. Director of the Company since 1991.

Wm. Lawrence Petcovic (3), Age 50. Director of Employment & Training of The Ryland Group, Inc., Columbia, MD from 1989 to January 1993 and Director of Continuous Improvement until December 1993. Currently a business consultant for L.P. Associates. Director of the Company since 1981.

Joe C. Quick (1)(4), Age 61.  Employed by the Company since
1974.  Chairman of the Board of  Directors since 1974.
President from February 1990 to December 1994 and Chief
Executive Officer from February 1990 to October 1995.
Director of the Company since 1974.

Ralph A. Trallo (1)(4),Age 51.  President and CEO of
Cannon Sline of Philadelphia, PA; from 1987 to present.
Named Senior Vice President of the Company in April 1994.
Named President and Chief Operating Officer of Company in
December 1994 and Chief Executive Officer in October 1995.
Director of the Company since 1993.

(1)	Member of the Executive Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Strategic Planning Committee

On September 1, 1995, Oliver B. Cannon & Son, Inc., a wholly owned subsidiary of the Company (Nuclear Support
Services, Inc., predecessor in interest to Canisco
Resources, Inc.), filed a voluntary petition under chapter 11 of the Bankruptcy Code. On September 5,
1995, the Company and its other subsidiaries also filed for protection under chapter 11. Those subsidiaries are Sline Industrial Painters, Inc., NSS Numanco, Inc., NSS of
Delaware, Inc., IceSolv, Inc. and Henze Services, Inc.
All cases were filed in the United States Bankruptcy Court for the Middle District of Pennsylvania in Harrisburg. A number of first day orders were presented to the Court, including an order allowing joint administration under the style and case of the parent, Nuclear Support Services, Inc. at case number 1-95-01767. On January 31, 1996, the Company filed its Joint Plan of Reorganization. The Amended Joint Plan of Reorganization was filed and confirmed by the Court on April 24, 1996.
On June 28, 1996, the Company met all the requirements of the Amended Plan by executing the necessary banking documents for securing exit financing. The Effective Date for the Company's exit from bankruptcy was July 1, 1996.

On or about June 19, 1992, Robert A. Hess entered into a consent decree with the U.S. Securities and Exchange
Commission (SEC) settling SEC allegations and enjoining him from violation of the federal securities laws in the case of U.S. Securities and Exchange Commission v. Robert
A. Hess, U.S. District Court for the Middle District of
Pennsylvania (primarily alleging trades in NSSI stock while in possession of material non-public information and Section 16 reporting omissions). The case was settled with payment by Mr. Hess to the SEC of approxiamately $63,000 (including fines).
The Company's Board of Directors
is aware of the SEC allegations and Mr. Hess' settlement thereof, in which he neither admits nor denies the charges. The Board notes that several factors can come into play in deciding to settle a pending legal action, not the least of which is the curtailment of ongoing litigation costs. The Board further notes Mr. Hess' long and proven record of service and devotion to the Company and reaffirms its confidence in Mr. Hess' integrity and ability to serve the Company as a Director.


COMMITTEES AND MEETINGS

The Board of Directors meets on a regularly scheduled basis and, during the fiscal year ended March 31, 1996, met on three occasions. During fiscal year 1996, each Director was present for a majority of the meetings of the Board of Directors. Outside Directors of the Company were paid one half of their annual retainer of $7,500.
All Directors except the Chairman of the Board, were paid $800 for each meeting attended; the Chairman was paid $1,200 for each meeting.

The Audit and Compensation committees were active in fiscal year 1996. Each committee member was present for all the meetings of the Board Committees on which such Director served. Outside Board members appointed to serve on the Compensation and Audit Committees were paid one half of the annual retainer of $1,500. In addition, outside Board members serving on Committees, except the Committee Chairman, were paid $750 for each Committee meeting; the Chairman was paid $1,000.

The Audit Committee was created by the Board of Directors in October 1986. The function of the Audit
Committee is to recommend an accounting firm to conduct an annual audit engagement to include audit scope and results of such audit. The Audit Committee reviews the adequacy of internal controls, Company policies and procedures, and reports its findings to the Board of Directors. The Audit Committee met one time during fiscal year 1996.

The Compensation Committee was created by the Board of Directors in February 1989. The function of the Compensation Committee is to administer the Company's
1990 Stock Option Plan and the Director's Stock Option Program. In July 1993, the Salary and Incentive Committee, whose functions included determination and administration of plans for salary and incentives for Company management and employees, including directors' fees, was consolidated with the Compensation Committee. The Compensation Committee met three times during fiscal year 1996.

The Strategic Planning Committee was created by the Board of Directors in April 1993 and did not meet during fiscal year 1996. The function of the Strategic Planning
Committee is to assist Company management in the development of strategies for future growth and profitability.

The Executive Committee was created in 1985 to assist the Board in the exercise of general policy and oversight functions. The Committee did not meet in fiscal year 1996.

The Board of Directors does not have a nominating committee or any other committee performing similar functions.

EXECUTIVE OFFICERS

The following table identifies the Company's present executive officers, sets forth their ages, principal occupation or employment of each during the past five years, positions and offices held with the Company and the terms served as such.

Name             	Age	  Principal Occupation or Employment
Joe C. Quick	      61	  See Election of Directors.

Ralph A. Trallo	   51	  See Election of Directors.

Michael J. Olson	  42	  Vice President, Secretary/Treasurer
                        and Chief Financial Officer of Cannon
                        Sline, Inc. since 1986.
                        Named Acting Chief Financial Officer of
                        Nuclear Support Services, Inc.
                        in January, 1995.  Named Chief
                        Financial Officer,  Vice President
                        and Secretary/Treasurer of the
                        Company in April, 1995.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash compensation paid or accrued by the Company and its subsidiaries in respect to the three fiscal years for 1994, 1995 and 1996 to or for the chief executive officer and each of the executive officers of the Company whose cash compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and              Fiscal Year Compensation          Long-Term Compensation
Principal                             Bonus    Other            Awards
Position	        Year	 Salary($)     ($)(1)	   compen-  Securities Underlying
                                               satin        Options/SARs (#)
                                               ($)(2)
 JOE C. QUICK     1996   $60,000           -0-   8,568                -0-
 Chairman of      1995  $100,000           -0-   6,000                -0-
 the Board        1994  $166,154           -0-   6,400                -0-
 of Directors


 RALPH  A.        1996   $75,000       82,154    5,200          10,000(3)
  TRALLO          1995  $150,000      167,904    9,600          10,000(3)
  President,      1994  $150,000      169,713    3,580          27,282(3)
  Chief Execu-
  tive Officer
  and Director;
  also President
  and CEO of
  Cannon Sline

 MICHAEL J.       1996  $45,000        49,292    2,675          10,000(3)
  OLSON           1995  $90,000       100,743    5,530          10,000(3)
  Vice            1994  $90,000       101,828    5,350          10,000(3)
  President,
  Secretary/
  Treasurer and
  Chief
  Financial
  Officer

					                                                         SAR (Stock
                                                              Appreciation
                                                              Rights)

(1)	For fiscal year 1996 and 1995,  no bonuses were awarded
under the Senior Executive Group Compensation Program. For fiscal year 1994, incentive bonuses equaling $42,915 in cash were awarded under the Senior Executive Group Compensation Program. Mr. Trallo and Mr. Olson did not participate in the Senior Executive Group Compensation Program for 1994, 1995 or 1996 but are covered under separate incentive arrangements. Under those arrangements, Mr. Trallo and Mr. Olson were awarded cash bonuses for 1994, 1995 and 1996. Both Mr. Trallo and Mr. Olson voluntarily agreed to defer payment of two-thirds of their
1995 cash bonuses until after confirmation of the Company's reorganization plan to exit bankruptcy. These sums as well as the fiscal year 1996 bonus were still outstanding as of July 12, 1996.

(2)	Included in Other Compensation are Board of Director
fees, automobile allowances, and excess life insurance benefits provided by the Company.

(3) A Stock Appreciation Program for Key Executives was established in fiscal year 1995. Mr. Trallo and Mr. Olson were awarded SAR's under this Program in 1995 and 1996.

STOCK OPTIONS

At the 1990 Annual Meeting, the shareholders approved the Nuclear Support Services, Inc. 1990 Stock Option
Plan (the "1990 Plan"), which is designed to promote continuity of management and increased incentive to those key employees and consultants responsible for the Company's long-range financial success.

The 1990 Plan terminated on December 31, 1994, although outstanding options at that time were not canceled by such termination. No immediate plans are in place at this time to implement a new Stock Option Program for the Company.

The 1990 Plan is administered by the Compensation Committee formed by the Board of Directors, which extended rights to selected employees or consultants to purchase shares of stock in the Company at stated option prices. The aggregate number of shares available for grant under the 1990 Plan was 416,897. As of June 30, 1996, options for 261,797.05 shares were outstanding to approximately 27 employees and/or consultants, including Company directors. No options were exercised during the fiscal year.

Options may be incentive stock options, which qualify for certain tax benefits (relating primarily to the deferral of gain recognition until the underlying stock is sold and the treatment of same as a capital gain as opposed to ordinary income), or non-qualified options, which do not qualify as incentive stock options. Incentive stock options must be granted at not less than the fair market value of the stock on the date granted, and non-qualified stock options must be granted at not less than one-half of the fair market value of the stock on the date granted. The Company may take a deduction for gain realized by its employees upon the excercise of a non-qualified option. Generally this is not so in the case of an incentive stock option. Options generally are nontransferable, conditioned upon continued employment with the Company and expire within five years of grant or upon stated occurrences. Other option terms may vary depending upon provisions of the specific option agreement. On January 26, 1990, the Company filed an initial S-8 Registration Statement for Company stock subject to the 1990 Plan and on September 8, 1993, filed an amendment to its registration statement for additional shares subject to the Plan. The closing market price of the Company's common stock as of March 31, 1996 was $2.50 per share.

DIRECTORS STOCK OPTION PROGRAM

The Directors' Stock Option Program (as Amended), was approved by shareholder vote at the Annual Meeting in February 1992. The Program provides a mechanism for compensating Directors for their services by means other than cash payment, promotes Director stock ownership and increases the incentive for those responsible for the long-range success of the Company. Pursuant to the Program, each Director may elect to take non-qualified stock options for Company stock issued under the 1990 Stock Option Plan in lieu of aall or a portion of the normal cash retainer and/or fee for Board or Committee meetings attended. Directors who select options pursuant to the Program make a standing election to do so (or to rescind such election) at least six (6) months in advance of the meeting for which the election (or rescission) is to be effective.
For the purpose of this election, options are valued at 17% of the market price of the stock on grant date
(i.e., date set for payment of retainer or meeting fees as the case maya be) and applied against the fees to be earned.

The Company's 1990 Stock Option Program expired in December
1994, thus fees and retainers for Board and Committee participation are being paid to Directors in cash. As of June 30, 1996, Messrs. Hess, Allen, Petcovic, McShane,
Lyons and Trallo had acquired options for 5,932; 47,298;
48,012; 4,331; 14,747; and 2,282, respectively, pursuant
to the Program with exercise prices ranging from $3.38 to $9.00.

SENIOR EXECUTIVE GROUP COMPENSATION PROGRAM

The following tables list information regarding stock options and stock appreciation rights (SAR) granted to and exercised or held by the Company's executive officers in respect to its last fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                Potential realizable
                                                                value at assumed annual
                                                                rates of stock price
                                                                appreciation
                                                                for option term
                                   Individual Grants
Name                 Number of     Percent of  Exer-    Expir-  0%($)   5%($)  10%($)
                     securities    of Total    cise     ation
                     underlying    Options/     or      date
                      options/       SARs       base
                       SARs        granted     price
                      granted        to        ($/sh)
                      (#)(1)		     employees
                                   in fiscal
							                              year
RALPH A.
 TRALLO	               10,000	        34%	      2.50	    n/a	   -0-	    1,250	  2,500
MICHAEL J.
 OLSON	                10,000        	34%	      2.50	    n/a	   -0-	    1,250	  2,500

(1)	Stock Appreciation Rights awarded to Mr. Trallo and Mr. Olson.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY END OPTION/SAR VALUES

Name        Shares acquired   Value         Number of       Value of
            on exercise (#)	  Realized($)   securities      unexercised
                                            underlying      in-the-money
                                            unexercised     options/
                                            options/SARs    SARs at FY
                                            at FY end (#)    end($)
                                            exercisable/    exercisable/
                                            unexercisable   unexercisable
                                                (1)
JOE C.
 QUICK	              -0-         	-0-	        42,124/-0-	      -0-/-0-
RALPH A.
 TRALLO	             -0-	         -0-	        47,282(2)/-0-	   -0-/-0-
MICHAEL
 J. OLSON	           -0-	         -0-	        30,000(3)/-0-	   -0-/-0-

(1)	Options include those granted under the Company's
Senior Executive Compensation Program, the Company's Stock
Option Program, the Directors Stock Option Program, and the
Company's Stock Appreciation Plan.
(2)	Mr. Trallo's options include 27,282 shares under
the Company's Stock Option Program and the Director's
Stock Option Program and 20,000 shares under the Company's
Stock Appreciation Plan.
(3)	Mr. Olson's options include 10,000 shares under the
Company's Stock Option Program and 20,000 shares under the Company's Stock Appreciation Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and makes recommendations to the Board of Directors on matters of Executive Officer compensation. The current members of the committee are William Lawrence Petcovic (Chairman), Thomas P. McShane and Donald E. Lyons, all of whom are non-employee outside directors as noted in this proxy statement. The committee establishes the Company's policies and performance requirements for Executive Officer compensation and the total compensation paid for each fiscal year. Its report for fiscal year 1996 is set forth below.

The Committee formulated the 1996 Executive Compensation program to focus on short term financial results for FY 1996. During the reorganization and focus on exit from bankruptcy during FY 1996, the committee limited the Executive Program to full time Canisco corporate level employees: Joe Quick, Ralph Trallo and Michael Olson. Subsidiary officer compensation was delegated to the executive group. Under the 1996 Senior Executive Program, the total compensation for executives is managed utilizing three (3) components: base pay, incentive pay and benefits.

(1)  Base salaries for FY 1996 remained the same for Mr.
Trallo and Mr. Olson. Mr. Quick's salary was changed from $160,000 to $120,000 per year to reflect the change in his role from daily company operations to Board Chairman and special projects.

(2) Incentive pay available to be earned for FY 1996 was determined as a percentage of pre-tax profits above a performance threshold. The Committee reviews individual performance with each executive after consultation with the CEO and reports its findings to the Board of Directors.

(3) Benefits, the third component of executive pay, are the same as staff benefits for the operating company employees.
The Committee does not consider any executive compensation that is linked to Board of Directors fees or additional options or pay of a company-wide award for exceptional service as determined by the CEO using options allocated by the Committee.

Joe C. Quick, the Companys Chairman of the Board had an annual base salary of $120,000. Mr. Quick had no incentive bonus below a Canisco pre-tax profit of $499K. He had available an incentive of 3% for pre-tax profits above
$500K, 6% above $1,000K and 9% above $2,000K. Mr. Quick received no incentive pay for FY 1996.

Mr. Trallo and Mr. Olson have similar incentive programs as contracted with Cannon Sline and agreed upon as a condition of the Cannon Sline acquisition. The Committee added to the Cannon Sline agreement the opportunity to earn additional incentive based on Canisco performance. The incentive pay for FY 1996 for both Mr. Trallo and Mr. Olson was paid out under the contract agreement for the performance of Cannon Sline. There was no Canisco incentive payout. The Committee awarded Mr. Trallo and Mr. Olson 10,000 SAR's at $2.50 linked to the future performance of Canisco Resources, Inc.

With the exit from bankruptcy completed, the Committee is developing a common program for all executives for FY 1997 and to enhance compensation strategy to a median base pay with opportunity to earn a financial performance based incentive bonus linked to short term financial performance and long term growth development.


The Compensation Committee
	William Lawrence Petcovic
	Thomas P. McShane
	Donald E. Lyons

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Other than Board and Committee fees, there was no other compensation paid.


CERTAIN TRANSACTIONS

The firm of Keefer, Wood, Allen, and Rahal, of which Heath L. Allen, a Director, is a partner, performed services in the amount of $22,056 for the Company during fiscal year 1996, an amount less than 5% of Keefer, Wood, Allen & Rahal's annual gross revenues. It is anticipated that the Company will make payments to Keefer, Wood, Allen & Rahal for legal services performed during fiscal year 1997 in an aggregate amount less than 5% of Keefer, Wood, Allen, & Rahal's annual gross revenues.

Robert A. Hess received approximately $36,192 in fiscal year 1996 for consulting services provided to the Company. It is anticipated that the Company will make payments to Mr. Hess for consulting services performed in fiscal year 1997.


COMPLIANCE WITH SECTION 16(a)

For 1996 fiscal year, no late Form 4 filings were submitted.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with (i) the cumulative total return of a broad market index (the NASDAQ MARKET INDEX) and (ii) the cumulative total return of a peer group index. Last year, the Company's peer group index is comprised of the following five (5) publicly traded companies: Gilbert
Associates, Inc., Joule, Inc., Vectra Technologies, Inc.,
Butler International and GTS Durateck, Inc. The same peer group was chosen for fiscal year 1996. The selection of public companies for this peer group looks to entities which provide technical manpower and support services, principally for power generation industries. Cumulative return for the Company and both indices were calculated assuming dividend reinvestment. For fiscal year 1997, the peer group will be revised to more closely reflect the business complexion of the Company after its reorganization.

COMPARISON OF CUMULATIVE TOTAL RETURN
OF COMPANY, PEER GROUP AND BROAD MARKET
COMPANY		          1991	    1992	    1993	   1994	   1995	   1996
CANISCO RESOURCES	  100	    112.5	   95.83   81.25   31.25	  41.67
PEER GROUP	        	100     	97.6	   96.79   96.36   74.96 	106.5
BROAD MARKET	       100	    105.4	  117.95  136.32  144.62 	194.52

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

BUTLER INTERNATIONAL
GILBERT ASSOCIATES INC.
GTS DURATEK INC.
JOULE INC.
VECTRA TECHNOLOGIES INC.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITORS

The Board of Directors selects each year the accounting firm to perform the financial audit and related work for the Company for that year. KPMG Peat Marwick LLP has been selected by the Board of Directors as the independent auditors for the Company's current fiscal year commencing April 1, 1996.
Selection of this firm will be submitted for ratification at the Annual Meeting. In the event the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the selection of other independent accountants will be considered by the Board of Directors.

A representative of KPMG Peat Marwick LLP, expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

If a shareholder intends to present a proposal at the
next Company's Annual Meeting of Shareholders, the proposal
must be submitted in writing and received by the Secretary
of the Company at its executive offices located at  300
Delaware Avenue, Wilmington, Delaware no later than
February 15, 1997, in order to be considered for
inclusion in the Company's Proxy Statement and form of
proxy relating to that meeting.

OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy, or their substitutes, to vote said proxy in accordance with their best judgment on such matters to the extent allowed by SEC Rule 14a-4(c) which limits the purpose for which discretionary authority may be granted.

COPIES OF THE COMPANY'S TRANSITION REPORT ON FORM 10-K
FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION
WILL BE AVAILABLE AT THE ANNUAL MEETING.  ANY SHAREHOLDER,
UPON WRITTEN REQUEST TO THE SECRETARY, MAY OBTAIN A COPY
OF THE COMPANY'S FORM 10-K WITHOUT CHARGE.

By Order of the Board of Directors

Ralph A. Trallo
President and Chief Executive Officer
Wilmington, Delaware
July 12, 1996
